EXHIBIT 23
                   Consent of Independent Auditors

We consent to the use in this Form 8-K/A of Mity-Lite, Inc. of our report dated April 9, 1999 on the 1998 financial statements of The CenterCore Group, Inc.



Simione, Scillia, Larrow & Dowling LLC
New Haven, Connecticut
June 16, 1999